Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: June 26, 2012

American Airlines, Inc. _
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798
(State of Incorporation) ( Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices)         (Zip Code)

______ (817) 963-1234_________
                (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

As previously reported, on November 29, 2011, AMR Corporation (“AMR”) and certain of AMR's direct and indirect domestic subsidiaries, including American Airlines, Inc. (the “Company”) and AMR Eagle Holding Corporation (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On June 26, 2012, the Debtors filed their monthly operating report for the month ended May 31, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information with respect to the Debtors in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Debtors' reorganization. However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court. In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of New York and the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtors' securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of the Debtors' bankruptcy filings, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01     Financial Statements and Exhibits

Exhibit
Number                                 Description

99.1	Monthly Operating Report for the month ended May 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: June 26, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Monthly Operating Report for the month ended May 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:                                    Case No. 11-15463-SHL
AMR Corporation, et al.                         (jointly administered)
Debtors

MONTHLY OPERATING REPORT
FOR THE MONTH ENDED MAY 31, 2012

DEBTORS' ADDRESS:
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS' ATTORNEYS:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                            $ 2,528,226
FOR THE MONTH ENDED MAY 31, 2012

CONSOLIDATED NET LOSS (IN MILLIONS):                        $    (132)
FOR THE MONTH ENDED MAY 31, 2012

REPORT PREPARER:    AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
______________________________________
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

AMR CORPORATION

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheet as of May 31, 2012	3-4
Consolidated Statement of Operations for the month ended May 31, 2012	5
Condensed Consolidated Statement of Cash Flows for the month ended May 31, 2012	6

Notes to Condensed Consolidated Financial Statements	7

Schedules
Schedule 1: Condensed Consolidating Balance Sheet as of May 31, 2012	14-15
Schedule 2: Consolidating Statement of Operations for the month ended May 31, 2012	16
Schedule 3: Total Disbursements by Filed Legal Entity for the month ended May 31, 2012	17
Schedule 4: Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld for the month ended May 31, 2012	18
Schedule 5: Total Disbursements to Retained Professionals for the month ended May 31, 2012	19

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
MAY 31, 2012
(Unaudited) (In millions)

Assets
Current Assets
Cash	$429
Short-term investments	4,683
Restricted cash and short-term investments	771
Receivables, net	1,059
Inventories, net	625
Fuel derivative contracts	13
Other current assets	461
Total current assets	8,041

Equipment and Property
Flight equipment, net	10,713
Other equipment and property, net	2,101
Purchase deposits for flight equipment	639
13,453

Equipment and Property Under Capital Leases
Flight equipment, net	251
Other equipment and property, net	67
318

International slots and route authorities	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	175
Other assets	1,967
$24,662
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
MAY 31, 2012
(Unaudited) (In millions)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,291
Accrued liabilities	1,777
Air traffic liability	5,250
Current maturities of long-term debt	1,640
Current obligations under capital leases	58
Fuel derivative liability	16
Total current liabilities	10,032

Long-term debt, less current maturities	6,359
Obligations under capital leases, less current obligations	303
Pension and postretirement benefits	77
Other liabilities, deferred gains and deferred credits	1,667

Liabilities Subject to Compromise (Note 2)	15,249

Stockholders' Equity (Deficit)
Preferred stock	—
Common stock	341
Additional paid-in capital	4,474
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(4,091)
Accumulated deficit	(9,382)
(9,025)
$24,662
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED MAY 31, 2012
(Unaudited) (In millions, except per share amounts)

Revenues
Passenger - American Airlines	$1,610
- Regional Affiliates	262
Cargo	60
Other revenues	237
Total operating revenues	2,169

Expenses
Aircraft fuel	768
Wages, salaries and benefits	599
Other rentals and landing fees	113
Maintenance, materials and repairs	117
Depreciation and amortization	85
Commissions, booking fees and credit card expense	85
Aircraft rentals	44
Food service	45
Other operating expenses	258
Total operating expenses	2,114

Operating Income (Loss)	55

Other Income (Expense)
Interest income	2
Interest expense	(55)
Interest capitalized	4
Miscellaneous - net	(4)
(53)

Income Before Reorganization Items	2

Reorganization Items, Net (Note 2)	(134)

Income (Loss) Before Income Taxes	(132)
Income tax	—
Net Loss	$(132)

Earnings (Loss) Per Share
Basic	$(0.39)

Diluted	$(0.39)

Weighted Average Shares Used in Basic and
Diluted Per Share Computation	335,292,238
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED MAY 31, 2012
(Unaudited) (In millions)

Net Cash Provided by (used for) Operating Activities	$350

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(84)
Net (increase) decrease in short-term investments	(283)
Net cash used for investing activities	(367)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(53)
Proceeds from:
Sale leaseback transactions	81
Net cash provided by financing activities	28

Net increase (decrease) in cash	11
Cash at beginning of period	418

Cash at end of period	$429
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Summary of Accounting Policies

Basis of Presentation

On November 29, 2011 (the “Petition Date”), AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re AMR Corporation, et al, Case No. 11-15463-SHL.”

The Company and the other Debtors are operating as “debtors in possession” under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Code enables the Company to continue to operate its business without interruption, and the Bankruptcy Court has granted additional relief covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors' operations.

While operating as debtors in possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business. The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. On March 23, 2012, the Bankruptcy Court entered an order pursuant to Section 1121(d) of the Bankruptcy Code extending the exclusivity periods during which only the Debtors have the right to file a plan of reorganization and solicit and obtain acceptances of such plan. The date until which the Debtors have to file a plan of reorganization has been extended through and including September 28, 2012. If the Debtors file a plan of reorganization on or prior to such date, the Debtors have an exclusive period to solicit and obtain acceptances for such plan through and including November 29, 2012. These extensions are without prejudice to the Debtors' right to seek further extensions of the exclusivity periods. The ultimate plan of reorganization, which would be subject to acceptance by the requisite majorities of empowered creditors under the Bankruptcy Code and approved by the Bankruptcy Court, could materially change the amounts and classifications in the Condensed Consolidated Financial Statements.

This Monthly Operating Report (“MOR”) was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the Debtors' previously filed MORs and the financial statements and accompanying notes in the Company's annual and quarterly reports that are filed with the United States Securities and Exchange Commission (the “SEC”).

In accordance with GAAP, the Debtors have applied ASC 852 “Reorganizations” (“ASC 852”) in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the Chapter 11 reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Debtors have also prepared these unaudited Condensed Consolidated Financial Statements on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. Accordingly, the Debtors' Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.

The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and “income (loss) before reorganization items” and “reorganization items, net” on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareowners' equity accounts, the effect of any changes that may be made to the Debtors' capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors' business.

Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year. The Condensed Consolidated Financial Statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American Airlines, Inc. (“American”) and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, “AMR Eagle”). The Condensed Consolidated Financial Statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on February 15, 2012 (“2011 Form 10-K”), including the Summary of Significant Accounting Policies which appears as Note 2 in the 2011 Form 10-K.

No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Debtors' reorganization.  However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court.  In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable.  Accordingly, the Debtors urge that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims.  Trading in the Company's common stock and certain debt securities on the New York Stock Exchange (“NYSE”) was suspended on January 5, 2012, and the Company's common stock and such debt securities were delisted by the SEC from the NYSE on January 30, 2012.  On January 5, 2012, the Company's common stock began trading under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com).

Additional information about the Chapter 11 Cases is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2.Chapter 11 Proceedings and Reorganization Update for the Reporting Period

General Information

Notices to Creditors; Effect of Automatic Stay. The Debtors have notified all known current or potential creditors that the Chapter 11 Cases were filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Appointment of Creditors' Committee. On December 5, 2011, the U.S. Trustee appointed a statutory official committee of unsecured creditors (the “Creditors' Committee”) for the Chapter 11 Cases.

Appointment of Retiree Committee. On March 23, 2012, the Bankruptcy Court entered a Stipulation and Order providing for the appointment of a committee of retired independent and unionized AMR employees (the “Retiree Committee”). On April 20, 2012, the U.S. Trustee recommended the appointment of five persons to the Retiree Committee: two non-union retirees and one representative from each of the APFA, TWU and APA. On May 3, 2012, the Bankruptcy Court appointed the authorized individuals to the Retiree Committee from the respective employee groups.

Rejection of Executory Contracts. Under Section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, aircraft and aircraft engines (collectively, “Aircraft Property”) and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. The Debtors' rights to assume, assume and assign, or reject unexpired leases of non-residential real estate was extended by order of the Bankruptcy Court through June 26, 2012. On June 20, 2012, the Bankruptcy Court entered orders granting the Debtors' motions to assume 463 unexpired leases of non-residential real property.  On June 21, 2012 the Bankruptcy Court entered an order extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject an additional 88 unexpired leases of non-residential real property.  In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease, but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors' estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.
Any description of an executory contract or unexpired lease elsewhere in this report or reflected in these Notes, including where applicable the Debtors' express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors or counterparties have under Section 365 of the Bankruptcy Code.
The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors' rejection of various executory contracts and unexpired leases. Due to the uncertain nature of many of the potential rejection claims, the magnitude of such claims is not reasonably estimable at this time. Such claims may be material (see “Liabilities Subject to Compromise” below).
Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under Section 1110 of the Bankruptcy Code (“Section 1110”), beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in Section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the applicable lease or abandoning the Aircraft Property subject to the related security agreement, or from later seeking to renegotiate the terms of the related financing.

The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement and cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.

The 60-day period under Section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court's Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

aircraft in their fleet and other Aircraft Property. With respect to certain Aircraft Property, the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms of the related financings, and the Debtors are continuing to negotiate terms with respect to many of their other Aircraft Property financings. The ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Property financing parties, those parties may seek to repossess the subject Aircraft Property. The loss of a significant number of aircraft could result in a material adverse effect on the Debtors' financial and operating performance.

In accordance with Section 1110 of the Bankruptcy Code, as of May 31, 2012, the Company had (i) rejected 40 leases relating to 21 MD-80 aircraft, four Fokker 100 aircraft, seven Boeing 757-200 aircraft and eight spare engines; (ii) relinquished one Airbus A300-600R aircraft that was subject to a mortgage; (iii) made elections under Section 1110(a) of the Bankruptcy Code to retain 347 aircraft and 87 spare engines, including Boeing 737-800, Boeing 757-200, Boeing 767-300ER, Boeing 777-200ER, Bombardier CRJ-700, and McDonnell Douglas MD-80 aircraft, on the terms provided in the related financing documents; and (iv) reached agreement on revised economic terms of the financings of 139 aircraft, comprising 67 MD-80 aircraft, nine Boeing 737-800 aircraft, 36 Boeing 757-200 aircraft, 11 Boeing 767-200ER aircraft, 13 Boeing 767-300ER aircraft, and 3 Boeing 777-200 aircraft (which agreements are subject to reaching agreement on definitive documentation). In addition, the Company reached an agreement with the lessor to modify the leases of 39 Super ATR aircraft.  As of May 31, 2012, 22 of the Super ATR aircraft had been returned to the lessor as allowed under the modified agreement.  The remaining 17 Super ATR aircraft are expected to be returned to the lessor during the remainder of 2012 and 2013.  Lastly, the Company reached an agreement with the lender with respect to 18 Embraer RJ-135 aircraft pursuant to which the Company agreed to surrender such aircraft to the lender, and the lender agreed that, following such surrender, the Company would have no further obligations under the related mortgage documents.

Magnitude of Potential Claims. On February 27, 2012, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.

Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to Section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On May 4, 2012, the Bankruptcy Court entered an order establishing July 16, 2012 at 5:00 p.m. (Eastern Time) as the deadline to file proofs of claim against any Debtor. More information regarding the filing of proofs of claim can be obtained at www.amrcaseinfo.com.

Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.

Collective Bargaining Agreements. The Bankruptcy Code provides a process for the modification and/or rejection of collective bargaining agreements (“CBAs”). In particular, Section 1113(c) of the Bankruptcy Code permits a debtor to reject its CBAs if the debtor satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court's approval to reject the CBAs. The Section 1113(c) process requires that a debtor must make proposals to its unions to modify existing CBAs based on the most complete and reliable information available at the time the proposals are made. The proposed modifications must be necessary to permit the reorganization of the debtor and must assure that all the affected parties are treated fairly and equitably. The debtor must provide the unions with all information necessary to evaluate the proposals, and meet at reasonable times and confer in good faith with the unions in an effort to reach mutually agreeable modifications to the CBAs. American commenced the Section 1113(c) process with its unions (APA, APFA and TWU) on February 1, 2012, and has been negotiating in good faith with the unions for consensual agreements that achieve the necessary level of labor cost savings. Because consensual agreements had not been reached, and given American's need to restructure its labor costs expeditiously, the Debtors filed a motion with the Bankruptcy Court on March 27, 2012 requesting approval to reject the CBAs. Rejection of the CBAs is appropriate if the Bankruptcy Court finds the debtor's proposals are necessary for its reorganization, are fair

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

and equitable, and that the unions refused to agree to the proposals without good cause.

The Court hearing on the Debtors' request to reject the CBAs began on April 23, 2012 with the presentation of the Debtors' case and concluded the week of May 21 with the presentation of the unions' cases and rebuttal evidence from the Debtors.  The hearing record is now complete and the parties currently expect a decision from the Court on June 29, 2012.   Since the filing of its request to reject its CBAs, American has continued to negotiate in good faith with the unions toward consensual agreements.  To date, these negotiations have resulted in ratified agreements with five of the seven TWU-represented groups (Fleet Service Clerks, Dispatchers, Ground School Instructors, Maintenance Control Technicians, and Simulator Technicians).  American also engaged in Court-offered mediation with the APA, APFA and TWU.  AMR Eagle commenced the Section 1113(c) process with its unions on March 21, 2012, and continues to negotiate toward consensual agreements with ALPA, AFA and TWU. The ultimate resolution of American's and AMR Eagle's union negotiations cannot be determined at this time.

Availability and Utilization of Net Operating Losses. The availability and utilization of net operating losses (and utilization of alternative minimum tax credits) after the Debtors' emergence from Chapter 11 is uncertain at this time and will be highly influenced by the composition of the plan of reorganization that is ultimately pursued. On January 27, 2012, the Bankruptcy Court entered a Final Order Establishing Notification Procedures for Substantial Claimholders and Equityholders and Approving Restrictions on Certain Transfers of Interests in the Debtors' Estates, which restricts trading in the Company's common stock and claims. The order is intended to prevent certain transfers of the Company's common stock and certain transfers of claims against the Debtors that could impair the ability of one or more of the Debtors' estates to use their net operating loss carryovers and certain other tax attributes currently or on a reorganized basis. Any acquisition, disposition, or other transfer of equity or claims on or after November 29, 2011 in violation of the restrictions set forth in the order will be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under Sections 105(a) and 362 of the Bankruptcy Code. The order applies to (i) “Substantial Equityholders,” i.e., persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of the Company's common stock and (ii) “Substantial Claimholders,” i.e., persons who are, or as a result of a transaction become, the beneficial owner of unsecured claims in excess of a threshold amount of unsecured claims (initially $190 million of unsecured claims, but which may be subsequently increased or decreased under certain circumstances in connection with the Debtors' filing of a Chapter 11 plan). In the case of Substantial Equityholders, the order imposes current restrictions with respect to the acquisition or disposition of the Company's stock, and certain notifications may be required. In the case of Substantial Claimholders, the order imposes a procedure pursuant to which, under certain circumstances, the claims acquired during the Chapter 11 cases may have to be resold, and certain notifications may be required.

Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of May 31, 2012:

(in millions)
Long-term debt	$2,318
Aircraft lease and facility bond related obligations	3,007
Pension and postretirement benefits	9,438
Accounts payable and other accrued liabilities	486
Total liabilities subject to compromise	$15,249

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors' current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.

In accordance with ASC 852, substantially all of the Company's unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company's undersecured debt instruments have also been classified as liabilities subject to compromise.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 proceedings and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases. The following table summarizes the components included in reorganization items, net on the Consolidated Statement of Operations for the month ended May 31, 2012:

(in millions)
Aircraft and facility financing renegotiations and rejections (1) (2)	$111
Professional fees	23
Total reorganization items, net	$134

(1)
The Debtors record an estimated claim associated with the rejection of an executory contract or unexpired lease when it files a motion with the Bankruptcy Court to reject such contract or lease and believes that it is probable the motion will be approved and there is sufficient information to estimate the claim. The Debtors record an estimated claim associated with the renegotiation of an executory contract or unexpired lease when the renegotiated terms of such contract or lease are not opposed or are otherwise approved by the Bankruptcy Court and there is sufficient information to estimate the claim.

(2)
Estimated allowed claims from (i) filing motions to modify the leases and revise the economic terms of the financing of certain aircraft and (ii) rejecting facility agreements supporting special facility revenue bonds at Luis Muñoz Marín International Airport in San Juan, Puerto Rico.  The modification of leases and financing relating to such aircraft has been approved by the Bankruptcy Court.  See above, “Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment,” for further information.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Condensed Consolidated Balance Sheet as of May 31, 2012.

Interest Expense
In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $55 million for the month ended May 31, 2012. Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $62 million.

Insurance
Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash and Short-term Investments
The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers' compensation obligations and funds held for certain tax obligations.

Retirement Benefit Plans
On March 7, 2012, the Company announced that, in working with Creditors' Committee and the Pension Benefit Guarantee Corporation ("PBGC"), it developed a solution that would allow the Company to pursue a freeze of its

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

defined benefit pension plans for non-pilot employees instead of seeking termination. The Company and the PBGC have since reached an agreement on freezing three of the airline's four defined benefit plans. The agreement was filed with the Bankruptcy Court on May 4, 2012. In addition, the Company is continuing to work with the PBGC, the Creditors' Committee and the Allied Pilots Association on a solution that could allow the Company to freeze the defined benefit pension plan for pilots instead of seeking termination.

In addition, the Company is continuing to work with the PBGC, the Creditors' Committee and the Allied Pilots Association on a solution that could allow the Company to freeze the defined benefit pension plan for pilots instead of seeking termination. On June 20, 2012, the U.S. Department of Treasury published a proposed regulation which, if finalized, would create a process by which American would seek to remove certain impediments to freezing the defined benefit plan for pilots.  The proposed regulation has a 60 day comment period, at which time the U.S. Department of Treasury could issue a final ruling.

AMR CORPORATION, ET AL.                                 Schedule 1
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
MAY 31, 2012
(Unaudited) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$427	$2	$—	$429
Short-term investments	4,680	3	—	4,683
Restricted cash and short-term investments	771	—	—	771
Receivables, net	1,057	16	(14)	1,059
Inventories, net	625	—	—	625
Fuel derivative contracts	13	—	—	13
Other current assets	461	—	—	461
Total current assets	8,034	21	(14)	8,041

Equipment and Property
Flight equipment, net	10,713	—	—	10,713
Other equipment and property, net	2,100	1	—	2,101
Purchase deposits for flight equipment	639	—	—	639
	13,452	1	—	13,453

Equipment and Property Under Capital Leases
Flight equipment, net	251	—	—	251
Other equipment and property, net	67	—	—	67
	318	—	—	318

International slots and route authorities	708	—	—	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	175	—	—	175
Other assets	2,241	106	(380)	1,967
	$24,928	$128	$(394)	$24,662

AMR CORPORATION, ET AL.                             Schedule 1 (Continued)
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
(Unaudited ) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders' Equity (Deficit)
Current Liability
Accounts payable	$1,451	$(145)	$(15)	$1,291
Accrued liabilities	1,777	—	—	1,777
Air traffic liability	5,250	—	—	5,250
Current maturities of long-term debt	1,640	—	—	1,640
Current obligations under capital leases	58	—	—	58
Fuel derivative liability	16			16
Total current liabilities	10,192	(145)	(15)	10,032

Long-term debt, less current maturities	6,465	—	(106)	6,359
Obligations under capital leases, less current obligations	303	—	—	303
Pensions and postretirement benefits	77			77
Other liabilities, deferred gains and deferred credits	1,667			1,667
	8,512	—	(106)	8,406

Liabilities Subject to Compromise	15,249			15,249

Stockholders' Equity (Deficit)
Preferred stock	—	—	—	—
Common stock	341	1	(1)	341
Additional paid-in-capital	4,474	259	(259)	4,474
Treasury stock	(367)			(367)
Accumulated other comprehensive income	(4,091)			(4,091)
Accumulated Deficit	(9,382)	13	(13)	(9,382)
	$24,928	$128	$(394)	$24,662

AMR CORPORATION, ET AL.                         Schedule 2
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED MAY 31, 2012
(Unaudited)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues
Passenger - American Airlines	$1,610	$—	$—	$1,610
- Regional Affiliates	262	—	—	262
Cargo	60	—	—	60
Other revenues	237	1	(1)	237
Total operating revenues	2,169	1	(1)	2,169

Expenses
Aircraft fuel	768	—	—	768
Wages, salaries and benefits	599	—	—	599
Other rentals and landing fees	113	—	—	113
Maintenance, materials and repairs	117	—	—	117
Depreciation and amortization	85	—	—	85
Commissions, booking fees and credit card expense	85	—	—	85
Aircraft rentals	44	—	—	44
Food service	45	—	—	45
Other operating expenses	258	1	(1)	258
Total operating expenses	2,114	1	(1)	2,114

Operating Income (Loss)	55	—	—	55

Other Income (Expense)
Interest income	2	—	—	2
Interest expense	(55)	—	—	(55)
Interest capitalized	4	—	—	4
Miscellaneous - net	(4)	—	—	(4)
	(53)	—	—	(53)

Income (Loss) Before Reorganization Items	2	—	—	2

Reorganization Items, Net	(134)	—	—	(134)

Income (Loss) Before Income Taxes	(132)	—	—	(132)
Income tax	—	—	—	—
Net Loss	$(132)	$—	$—	$(132)

AMR CORPORATION, ET AL.                         Schedule 3
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED MAY 31, 2012
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$2

AMR Corporation	11-15463	69

American Airlines, Inc.	11-15464	2,429,354

AMR Eagle Holding Corporation	11-15465	—

Americas Ground Services, Inc.	11-15466	295

PMA Investment Subsidiary, Inc.	11-15467	—

SC Investment, Inc.	11-15468	—

American Eagle Airlines, Inc.	11-15469	79,576

Executive Airlines, Inc.	11-15470	11,778

Executive Ground Services, Inc.	11-15471	102

Eagle Aviation Services, Inc.	11-15472	1,461

Admirals Club, Inc.	11-15473	—

Business Express Airlines, Inc.	11-15474	—

Reno Air, Inc.	11-15475	—

AA Real Estate Holding GP LLC	11-15476	—

AA Real Estate Holding L.P.	11-15477	—

American Airlines Marketing Services LLC	11-15478	107

American Airlines Vacations LLC	11-15479	600

American Aviation Supply LLC	11-15480	4,882

American Airlines IP Licensing Holding, LLC	11-15481	—

		$2,528,226

AMR CORPORATION, ET AL.                             Schedule 4
DEBTORS AND DEBTORS IN POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED MAY 31, 2012
(Unaudited) (In millions)

Payroll Taxes
Gross wages and salaries paid or incurred(3)	$102.8
Payroll taxes withheld employee	73.3
Payroll taxes withheld employer	28.3
Total payroll taxes withheld	101.6
Amount of payroll tax remitted to tax authorities	103.8
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	5.6
Amount of sales & use tax remitted to tax authorities(1)	5.0
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	139.6
Amount of federal transportation tax remitted to Internal Revenue Service(1)	118.9
Date(s) remitted to tax authorities	5/10 & 5/25

Passenger Facility Charges
Passenger facility charges collected	33.7
Amount of passenger facility charges remitted to airport authorities(1)	30.1
Date(s) remitted to airport authorities	5/29

U.S. Security Fees
U.S. Security Fees collected	22.7
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	20.6
Date(s) remitted to Transportation Security Administration	5/30

Customs User Fees
Customs user fees collected	6.1
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Immigration User Fees
Immigration user fees collected	7.8
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	5.7
Amount of user fees remitted to U.S. Department of Agriculture(2)	—
Date(s) remitted to U.S. Department of Agriculture	n/a

Property taxes paid	1.4
(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended May 31, 2012.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended May 31, 2012.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                             Schedule 5
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED MAY 31, 2012
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors' Advisors and Notice and Claims Agent:
Debevoise & Plimpton LLP	$9,105
Ernst & Young LLP	135
Weil, Gotshal & Manges LLP	3,059
Haynes and Boone LLP	201
Paul Hastings LLP	1,116
The Boston Consulting Group Inc.	1,724
Airport & Aviation Professional Inc.	147
KPMG LLP	385
Groom Law Group	926
The Garden City Group Inc.	1,570
McKinsey Recovery and Transformation Services U.S., LLC	1,489
Rothschild Inc.	932

Advisors to Unsecured Creditors' Committee:	—

$20,789

(1)
The Debtors have retained certain legal and financial professionals to advise them in the Chapter 11 Cases. The Creditors' Committee also retained certain legal and financial professionals in connection with the Chapter 11 Cases. For the month of May 2012, estimated based on the Debtors' books and records, the Debtors accrued $23 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements. Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.